UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2006

IMMUNICON CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	000-50677	23-2269490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Road, Suite 100 Huntingdon Valley, Pennsylvania	19006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 830-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 29, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Immunicon Corporation (“Immunicon”) approved a change in Edward L. Erickson’s compensation for his ongoing service as the current Chairman of the Board.

As previously disclosed by Immunicon in Item 1.01 to that certain Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 12, 2006, the Committee had unanimously approved, effective as of June 7, 2006, the reimbursement by Immunicon to Mr. Erickson of Mr. Erickson’s personal and family health care insurance premiums for as long as he remained Chairman of the Board, subject to submission by Mr. Erickson to Immunicon of copies of premium invoices from his insurance carrier or carriers evidencing billing of such premiums to Mr. Erickson. The reimbursement payments to Mr. Erickson included the amount of Mr. Erickson’s anticipated United States Federal income tax liability with respect to such reimbursements.

Effective as of November 29, 2006, in lieu of the reimbursement payments outlined in the preceding paragraph, the Committee unanimously approved a payment to Mr. Erickson of $1,000 per month for reimbursement of Mr. Erickson’s personal and family health care insurance premiums. This $1,000 monthly reimbursement payment will continue for as long as Mr. Erickson remains Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

By:	JAMES G. MURPHY
James G. Murphy
Senior Vice President, Finance and
Administration and Chief Financial Officer

Dated: November 30, 2006